FINANCIAL STATEMENTS

                        TWELVE MONTHS ENDED JUNE 30, 1998
                    U. S. SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM U-1




                           CINERGY CORP. CONSOLIDATED







                                   (Unaudited)


                                Pages 1 through 6







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


                                  CINERGY CORP.
                           CONSOLIDATED BALANCE SHEET
                                AT JUNE 30, 1998
                                   (unaudited)
                             (dollars in thousands)


ASSETS

                                                           Pro Forma
                                               Actual     Adjustments     Pro Forma
Utility Plant - Original Cost
  In service
    Electric                                 $9,048,447        $ -       $9,048,447
    Gas                                         759,774          -          759,774
    Common                                      186,236          -          186,236
                                             ----------        ------    ----------
                                              9,994,457          -        9,994,457
  Accumulated depreciation                    3,922,498          -        3,922,498
                                             ----------        ------    ----------
                                              6,071,959          -        6,071,959
  Construction work in progress                 219,154          -          219,154
                                             ----------        ------    ----------
      Total utility plant                     6,291,113          -        6,291,113

Current Assets
  Cash and temporary cash investments            86,934          -           86,934
  Restricted deposits                             1,507          -            1,507
  Notes receivable                                   78          -               78
  Accounts receivable less accumulated
    provision for doubtful accounts
    of $14,520                                  528,923          -          528,923
  Materials, supplies, and fuel
    - at average cost
       Fuel for use in electric production       72,272          -           72,272
       Gas stored for current use                29,282          -           29,282
       Other materials and supplies              70,475          -           70,475
  Prepayments and other                          68,126          -           68,126
                                             ----------        ------    ----------
                                                857,597          -          857,597

Other Assets
  Regulatory assets
    Amounts due from customers
      - income taxes                            398,237          -          398,237
    Post-in-service carrying costs
      and deferred operating expenses           174,557          -          174,557
    Coal contract buyout costs                  112,936          -          112,936
    Deferred merger costs                        87,684          -           87,684
    Deferred demand-side management costs        91,793          -           91,793
    Phase-in deferred return and depreciation    82,232          -           82,232
    Unamortized costs of reacquiring debt        64,443          -           64,443
    Other                                        44,241          -           44,241
  Investments in unconsolidated subsidiaries    589,724          -          589,724
  Other                                         385,746         3,303       389,049
                                             ----------        ------    ----------
                                              2,031,593         3,303     2,034,896

                                             $9,180,303        $3,303    $9,183,606

                                                  Page 2 of 6
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


                                  CINERGY CORP.
                                AT JUNE 30, 1998
                                   (unaudited)
                             (dollars in thousands)


CAPITALIZATION AND LIABILITIES

                                                             Pro Forma
                                               Actual       Adjustments   Pro Forma
Common Stock Equity
  Common stock - $.01 par value;
    authorized shares - 600,000,000;
    outstanding shares - 158,535,278         $    1,585        $ -       $    1,585
  Paid-in capital                             1,599,435          -        1,599,435
  Retained earnings                             905,556          (140)      905,416
  Accumulated other comprehensive income         (3,330)         -           (3,330)
                                             ----------        ------    ----------
      Total common stock equity               2,503,246          (140)    2,503,106

Cumulative Preferred Stock of Subsidiaries
  Not subject to mandatory redemption            92,688          -           92,688

Long-term Debt                                2,192,975          -        2,192,975
                                             ----------        ------    ----------
      Total capitalization                    4,788,909          (140)    4,788,769

Current Liabilities
  Long-term debt due within one year            251,569          -          251,569
  Notes payable and other short-term
    obligations                               1,120,559         3,303     1,123,862
  Accounts payable                              655,241          -          655,241
  Accrued taxes                                 187,197           (75)      187,122
  Accrued interest                               35,420           215        35,635
  Other                                          88,405          -           88,405
                                             ----------        ------    ----------
                                              2,338,391         3,443     2,341,834

Other Liabilities
  Deferred income taxes                       1,209,293          -        1,209,293
  Unamortized investment tax credits            161,464          -          161,464
  Accrued pension and other
    postretirement benefit costs                315,348          -          315,348
  Other                                         366,898          -          366,898
                                             ----------        ------    ----------
                                              2,053,003          -        2,053,003

                                             $9,180,303        $3,303    $9,183,606

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

                                  CINERGY CORP.
                        CONSOLIDATED STATEMENT OF INCOME
                               TWELVE MONTHS ENDED
                                  JUNE 30, 1998
                                   (unaudited)
                    (in thousands, except per share amounts)

                                                           Pro Forma
                                               Actual     Adjustments    Pro Forma
Operating Revenues
  Electric                                   $4,433,854      $ -         $4,433,854
  Gas                                           427,264        -            427,264
                                             ----------       -----      ----------
                                              4,861,118        -          4,861,118
Operating Expenses
  Fuel used in electric production              719,153        -            719,153
  Gas purchased                                 224,643        -            224,643
  Purchased and exchanged power               1,775,207        -          1,775,207
  Other operation                               716,203        -            716,203
  Maintenance                                   174,095        -            174,095
  Depreciation                                  292,445        -            292,445
  Amortization of phase-in deferrals             17,821        -             17,821
  Amortization of post-in-service
    deferred operating expenses - net             4,362        -              4,362
  Income taxes                                  204,975        -            204,975
  Taxes other than income taxes                 266,617        -            266,617
                                             ----------       -----      ----------
                                              4,395,521        -          4,395,521

Operating Income                                465,597        -            465,597

Other Income and Expenses - Net
  Allowance for equity funds used
    during construction                            (141)       -               (141)
  Phase-in deferred return                        7,626        -              7,626
  Equity in earnings of unconsolidated
    subsidiaries                                 43,283        -             43,283
  Income taxes                                   57,623          75          57,698
  Other - net                                   (52,510)       -            (52,510)
                                             ----------       -----      ----------
                                                 55,881          75          55,956

Income Before Interest and Other Charges        521,478          75         521,553

Interest and Other Charges
  Interest on long-term debt                    175,113        -            175,113
  Other interest                                 69,489         215          69,704
  Allowance for borrowed funds
    used during construction                     (6,176)       -             (6,176)
  Preferred dividend requirements
    of subsidiaries                               9,882        -              9,882
                                             ----------       -----      ----------
                                                248,308         215         248,523

Net Income Before Extraordinary Item         $  273,170        (140)     $  273,030
Extraordinary Item - Equity Share of
  Windfall Profits Tax (Less
  Applicable Income Taxes of $0)               (109,400)       -           (109,400)
                                             ----------       -----      ----------
Net Income                                   $  163,770      $ (140)     $  163,630

Average Common Shares Outstanding               157,790        -            157,790

Earnings Per Common Share
  Net income before extraordinary item           $ 1.73        -             $ 1.73
  Extraordinary item                              ( .69)       -              ( .69)
  Net income                                     $ 1.04        -             $ 1.04

Earnings Per Common Share - Assuming Dilution
  Net income before extraordinary item           $ 1.72        -             $ 1.72
  Extraordinary item                              ( .69)       -               (.69)
  Net income                                     $ 1.03        -             $ 1.03
Dividends Declared Per Common Share              $ 1.80        -             $ 1.80

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                                   Page 4 of 6


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


                                  CINERGY CORP.
            CONSOLIDATED STATEMENT OF CHANGES IN COMMON STOCK EQUITY
                             (dollars in thousands)
                                   (unaudited)


                                                                                     Accumulated
                                                                                       Other             Total             Total
                                        Common        Paid-in        Retained       Comprehensive     Comprehensive     Common Stock
                                        Stock         Capital        Earnings          Income            Income            Equity

Twelve Months Ended June 30, 1998

Balance July 1, 1997                   $1,577       $1,570,533      $1,021,210        $(1,973)                           $2,591,347
Comprehensive income
  Net income                                                           163,770                          $163,770            163,770
  Other comprehensive income,
      net of tax
    Foreign currency translation
      adjustment                                                                                            (224)              (224)
    Minimum pension liability
      adjustment                                                                                          (1,133)            (1,133)
                                                                                                        --------
  Other comprehensive income
      total                                                                            (1,357)            (1,357)
                                                                                                        --------
Comprehensive income total                                                                              $162,413
Issuance of 856,149 shares of
  common stock - net                        8           28,859                                                               28,867
Treasury shares purchased                  (2)          (5,406)                                                              (5,408)
Treasury shares reissued                    2            5,748                                                                5,750
Dividends on common stock                                             (283,956)                                            (283,956)
Other                                                     (299)          4,532                                                4,233
                                       ------       ----------      ----------        -------                            ----------

Actual Balance June 30, 1998           $1,585       $1,599,435      $  905,556        $(3,330)                           $2,503,246

Pro Forma Adjustment                     -                -               (140)          -                                     (140)
                                       ------       ----------      ----------        -------                            ----------

Pro Forma Balance June 30, 1998        $1,585       $1,599,435      $  905,416        $(3,330)                           $2,503,106

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                                                  Page 5 of 6


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                                  CINERGY CORP.

            Pro Forma Consolidated Journal Entries to Give Effect to
Borrowing of $3,303,000 and Subsequent Investment by Cinergy Corp. of $3,303,000


Entry No. 1

Cash and temporary cash investments                 $3,303,000
   Notes payable and other short-term obligations                  $3,303,000

To record issuance of $3,303,000 of short-term notes payable.


Entry No. 2

Other interest                                      $  214,695
   Accrued interest                                                $  214,695

To record interest on $3,303,000 of notes payable at 6.5% annum.


Entry No. 3

Accrued taxes                                       $   75,143
   Income taxes                                                    $   75,143

To record the reduction in income taxes due to increased interest expense on notes payable. ($214,695 at an assumed tax rate of 35%)


Entry No. 4

Other - Other Assets                                $3,303,000
   Cash and temporary cash investments                             $3,303,000

To record investment in Nth Power Technologies Fund.



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